United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

June 3, 2010
(Date of Report)

Oregon Gold, Inc.
(Exact name of registrant as specified in its charter)

Oregon	000-32629	98-0408707
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

A9 Zhong Shen Hua Yuan, Cai Tian Nan Lu, Shenzhen, China	518026
(Address of principal executive offices)	(Zip Code)

888-257-4193
(Registrant’s telephone number, including area code)

465 South Meadows Parkway #20
Reno, Nevada 89521

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 3, 2010, Oregon Gold, Inc. (the “Company”) and Surry Holdings Limited (hereinafter the “Surry”), entered into a Letter of Intent (the “LOI”), whereby SURRY and the Company would enter into a Share Exchange Agreement whereby the Company would exchange a shares of its Common Stock (controlling interest) in exchange for all of the outstanding securities of Surry.  Pursuant to the LOI the Company agreed to take the following actions: redomicile the Company in the State of Nevada, a 1 for 23 reverse split of its Common Stock, create and issue a super voting class of preferred stock, change the name of the Company, and appoint new officers and directors.  A copy of the LOI is annexed hereto as Exhibit 99.1. The Company will be working diligently to complete the foregoing actions as set forth in the LOI and as will be more fully set forth in a definitive Share Exchange Agreement which the Company and Surry are preparing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2010	OREGON GOLD, INC.

/s/ Yinfang Yang
Yinfang Yang
Chief Executive Officer

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